CONSENT OF INDEPENDENT ACCOUNTANTS

We  hereby  consent  to  the  incorporation  by  reference  in  the Registration
Statement  on  Form  S-8  (Nos.  333-02033,  2-96616,  33-677, 2-83297, 2-81753,
33-17875,  33-19911,  33-25396,  33-25674  and  333-61073  of the Ralston Purina
Company and Prospectuses thereto, of our report dated October 30, 1998 appearing on page 25 of the Ralston Purina Company 1998 Annual Report to Shareholders which is incorporated by reference in this Annual Report on Form 10-K.


/s/  PricewaterhouseCoopers  LLP

PricewaterhouseCoopers  LLP

St.  Louis,  Missouri
December  21,  1998